EXHIBIT 10.17

AMENDMENT
TO THE
DOMINION RESOURCES, INC.
RETIREMENT BENEFIT RESTORATION PLAN

AMENDMENT, dated as of November 26, 2001, to the Dominion Resources, Inc. Retirement Benefit Restoration Plan (the “Plan”) by Dominion Resources, Inc. (the “Company”). The Company maintains the Plan, originally effective January 1, 1991.

WHEREAS, the Administrative Benefits Committee (the “Committee”), pursuant to the authority granted to it by the Organization, Compensation and Nominating Committee to administer the Plan, now wishes to amend the Plan to permit Participants in the Plan to rollover single lump sum payment benefits to the Dominion Resources, Inc. Executives’ Deferred Compensation Plan;

NOW, THEREFORE, effective December 1, 2001, the Committee hereby amends the Plan as follows:

1. All references in the Plan to “O&C Committee” are changed to “OCN Committee” and Section 1.11 is amended in its entirety to read as follows:

1.11 “OCN Committee” means the Organization, Compensation and Nominating Committee of Dominion Resources, Inc.

2. Section 3.1 of the Plan is amended by adding a new paragraph to the end as follows:

Effective December 1, 2001, if the Participant elects to receive the benefit under this Section 3.1 in a single lump sum payment, the Participant may elect to defer payment of such benefits by electing to rollover such amounts to the Dominion Resources, Inc. Executives’ Deferred Compensation Plan. Payment of benefits rolled over to the Dominion Resources, Inc. Executives’ Deferred Compensation Plan shall be determined under the distribution provisions of that plan. For distributions prior to June 1, 2002, the Participant may elect the rollover option (regardless of whether the Participant has previously made an election with respect to the payment of the benefit under this Section 3.1), and such election shall be effective 10 days after the receipt of such election by the Administrative Benefit Committee or the OCN Committee. For distributions on or after June 1, 2002, the election of the rollover option must be made either (i) at least six (6) months prior to the commencement of the receipt of benefits or (ii) at least one (1) month prior to the commencement of the receipt of benefits if the election is approved by the Administrative Benefit Committee or the OCN Committee in its absolute discretion.

3. In all respects not amended, the Plan is hereby ratified and confirmed.

* * * * *

To record the adoption of the Amendment as set forth above, the Company has caused this document to be signed on this 26th day of November, 2001.

DOMINION RESOURCES, INC.

By:	/S/ ANTHONY E. MANNING
Anthony E. Manning
Vice President — Human Resources

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